UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Clover Leaf Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40625	85-2303279
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 1420

Miami, FL 33131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 577-0031

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one Right to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination	CLOEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CLOE	The Nasdaq Stock Market LLC
Rights, every eight (8) rights entitles the holder to receive one share of Class A Common Stock upon the consummation of an initial business combination	CLOER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 4, 2023, Manuel Rocha resigned as a member of the Board of Directors (the “Board”) of Clover Leaf Capital Corp. (the “Company”), as well as from his positions as a member of the Audit Committee and Compensation Committee of the Board. Mr. Rocha’s departure was not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies, or practices.

Item 8.01 Other Events.

On December 1, 2023, Mr. Rocha was arrested by federal authorities and charged with multiple crimes including conspiracy to act as a foreign agent to defraud the United States, acting as an illegal agent for a foreign government, and use of a passport obtained by false statement in a complaint filed against Mr. Rocha in the United States District Court for the Southern District of Florida.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Leaf Capital Corp.

	By:	/s/ Felipe MacLean
		Name:	Felipe Maclean
		Title:	Chief Executive Officer

Dated: December 7, 2023

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